EXHIBIT 10.5

AMENDMENT NO. 2
TO THE
XEROX CORPORATION
2004 PERFORMANCE INCENTIVE PLAN
JUNE 30, 2017 AMENDMENT AND RESTATEMENT

WITNESSETH:

WHEREAS, Xerox Corporation (the “Company”) has established the Xerox Corporation 2004 Performance Incentive Plan, which is presently set forth in the June 30, 2017 Amendment and Restatement (hereinafter referred to as the “Plan”), and

WHEREAS the Company desires to amend the Plan,

NOW, THEREFORE, the Plan is hereby amended as follows:

22. Change in Control

Notwithstanding anything to the contrary to the Plan, the following shall apply to all awards granted and outstanding under the Plan:

(b) Acceleration of Nonforfeitability of SARs, Stock Awards, Cash Awards, and Dividends and
Dividend Equivalents.

All SARs, stock awards, stock options (to the extent the CIC Price exceeds the exercise price), cash awards, dividends and dividend equivalents outstanding (i) shall become 100%
Nonforfeitable with respect to a participant upon a Termination for Good Reason or an involuntary termination of employment (other than a termination For Cause, as defined in the award agreement, according to a determination made before the Change in Control) that occurs after a Change in Control, or (ii) to the extent provided in a participant’s employment arrangement

Effective Date: This amendment is effective for grants on and after the date hereof.
Dated: May 14, 2018